EXHIBIT 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated March 26, 2008 and July 11, 2007 with respect to the financial statements of KeyOn Communications Holdings Inc. and Related Entities for the years ended December 31, 2007 and 2006, respectively. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ L.L. Bradford & Company, LLC
Las Vegas, Nevada
December 2, 2008